Exhibit 77Q1


                                    Exhibits

(a)(1) Amendment No. 18 effective November 19, 2007 to the Trust Instrument for ING Funds Trust dated July 30, 1998 regarding the establishment of IS Shares for ING Institutional Prime Money Market Fund and the redesignation of the current class of shares as Class I shares- filed herein.

(a)(2) Amendment No. 19 effective November 19, 2007 to the Trust Instrument for ING Funds Trust dated July 30, 1998 regard the establishment of Class W shares for ING GNMA Income Fund and ING Intermediate Bond Fund - filed herein.